Exhibit 99.1

NETWORK EQUIPMENT TECHNOLOGIES ANNOUNCES
FINANCIAL RESULTS FOR FIRST QUARTER OF FISCAL 2012

Fremont, CA, July 27, 2011 – Telecommunications equipment maker Network Equipment Technologies, Inc. (“NET”, NASDAQ:NWK) reported results for its fiscal first quarter, ended June 24, 2011.

Total revenue in the first quarter of fiscal 2012 was $11.3 million, down from $12.5 million in the fourth quarter of fiscal 2011 and $13.5 million in the first quarter of fiscal 2011.  The decline in revenue was primarily due to reduced government orders, which was partially offset by an increase in product revenue from enterprise customers. Government revenue was again affected by delays in a number of key Federal government programs.

Net loss was $8.4 million, or $0.28 per share, compared to a net loss of $6.9 million, or $0.23 per share, in the preceding quarter and a net loss of $8.2 million, or $0.28 per share, in the first quarter of the prior year.

Cash, restricted cash and investment balances were $54.1 million at the end of the first quarter, down $7.4 million from the end of the fourth quarter of the prior year.   The reduction resulted primarily from cash used for operations.

On a non-GAAP basis, net loss was $7.5 million, or $0.25 per share, compared to a net loss of $5.4 million, or $0.18 per share, in the preceding quarter, and a net loss of $6.7 million, or $0.23 per share, in the first quarter of the prior year. Non-GAAP net loss adjusts for non-cash compensation, restructure charges, and other significant non-recurring items. Refer to the table below for reconciliation of GAAP to non-GAAP net loss.

“Our Federal government business continues to be significantly affected by deferrals in government spending,” said President and CEO C. Nicholas Keating, Jr.  “The product lines that are providing growth today are the new products we have designed specifically for global enterprises seeking solutions to cost-effectively migrate to next-generation IP networks, particularly for unified communications and other applications. The partnerships we have secured with leading systems integrators and distributors around the world are facilitating the expansion of our sales in more than 100 countries around the world.”

Conference Call Information:

NET will be hosting a conference call today to discuss these results at 5:00 p.m. ET. Please dial (866) 788-0545 or (857) 350-1683 and provide conference ID# 54922856. The call will also be broadcast from the company’s website. A recording of the conference call will be provided by telephone and the Internet beginning two hours after completion of the call. The replay may be accessed by telephone through midnight on August 3, 2011; please dial (888) 286-8010 or (617) 801-6888 and enter conference ID# 96331022.  A digital recording will be available on the company's website for one year.

About Network Equipment Technologies, Inc.

Network Equipment Technologies, Inc. (the company or NET) delivers high performance networking equipment optimized for real-time communications. For more than a quarter of a century, NET has delivered solutions for multi-service networks requiring high degrees of versatility, security and performance. Today, the company is focused on providing secure real-time communications for unified communications (UC), SIP trunking, enterprise mobility, and IP-based multi-service networking. NET is headquartered in Fremont, CA and has 14 offices worldwide including the U.S., the U.K., France, the Middle East, China, Japan, Australia, and Latin America. The company sells its solutions to enterprise and government customers through a direct sales force and an international network of resellers and distributors.  For more information on NET, please visit the company’s website at www.net.com.

Use of Non-GAAP Financial Information

Use of non-GAAP information.  In evaluating NET’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.  Management believes that non-GAAP net loss and other non-GAAP measures help indicate a base level of NET’s performance before gains, losses, or charges that are considered by management to be outside of the recurring operations of our business. We believe that the non-GAAP information regarding recurring operations allows for a better understanding of NET’s operating performance compared to prior periods and a clearer analysis of operating trends. Management uses this non-GAAP information for planning and forecasting of future periods, making decisions regarding spending levels and the allocation of resources, and determining management and employee compensation. We believe that disclosing these non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our ongoing financial and operational performance. Specifically, we believe these non-GAAP financial measures, when read in conjunction with NET’s GAAP financials, provide useful information to investors by offering:

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the ability to make more meaningful period-to-period comparisons of our ongoing operating results;

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the ability to better identify trends in our underlying business and perform related trend analysis;

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a better understanding of how management plans and measures our underlying business; and

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an easier way to compare our most recent results of operations against investor and analyst financial models.

In determining non-GAAP net loss, we exclude certain gains or losses that are the result of infrequent events. Such items include (i) gains from the early extinguishment of our debt, and (ii) gains or losses from significant restructuring or other infrequent charges such as termination and severance charges related to changes in senior management. Management believes that these exclusions are appropriate because these items are not indicative of ongoing operating results or limit comparability.

We also exclude certain non-cash charges that may vary between periods and between companies based on the valuation methodology chosen and the input of required data that may not be directly related to current business operations, such as a company’s stock price. Such items include stock-based compensation. Management believes that excluding these items allows for more meaningful comparisons of our operating results across periods and to our competitors.

Limitations.  These non-GAAP financial measures are not presented in accordance with, nor are they a substitute for, U.S. GAAP. The non-GAAP financial measures used should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements

This press release contains forward-looking statements, including statements about market opportunities and other statements relating to possible future operating results, within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could affect such results include our ability to develop and commercialize new products and product enhancements, our ability to form and maintain relationships with other technology providers and with systems integrators and resellers, achieving broad market acceptance for our products, challenges of managing inventory and production of products, certifications for new and existing products, compliance with export controls and other government regulations, federal government budget matters and procurement decisions, and the timing of orders and revenue, as well as the factors identified in Network Equipment Technologies' most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Network Equipment Technologies disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Quarter Ended
	June 24, 2011	June 25, 2010
Revenue:
Product	$7,699	$9,987
Service and other	3,614	3,494
Total revenue	11,313	13,481
Costs of revenue:
Cost of product revenue	5,353	5,622
Cost of service and other revenue	2,112	3,111
Total cost of revenue	7,465	8,733
Gross margin	3,848	4,748
Operating expenses:
Sales and marketing	4,464	4,733
Research and development	4,821	5,039
General and administrative	2,498	2,726
Total operating expenses	11,783	12,498
Loss from operations	(7,935)	(7,750)
Other income (expense), net	34	(81)
Interest expense, net	(447)	(328)
Loss before taxes	(8,348)	(8,159)
Income tax provision	72	51
Net loss	$(8,420)	$(8,210)

Per share amounts
Basic and diluted net loss	$(0.28)	$(0.28)

Basic and diluted common and common equivalent shares	30,316	29,634

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 24, 2011 (unaudited)	March 25, 2011 (1)
Current assets:
Cash and investments	$51,870	$59,227
Restricted cash	2,192	2,192
Accounts receivable, net	7,368	8,701
Inventories	4,917	4,660
Prepaid expenses and other assets	5,110	5,860
Total current assets	71,457	80,640

Property and equipment, net	4,152	4,435
Other assets	4,023	4,296
Total assets	$79,632	$89,371
Liabilities and Stockholders’ Equity:
Accounts payable	$4,633	$5,496
Other current liabilities	8,551	10,262
Total current liabilities	13,184	15,758

Long-term liabilities	1,610	1,234
3 ¾% convertible senior notes	10,500	10,500
7 ¼% redeemable convertible subordinated debentures	23,704	23,704
Stockholders’ equity	30,634	38,175
Total liabilities and stockholders’ equity	$79,632	$89,371

(1) Derived from audited consolidated financial statements as of March 25, 2011.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
GAAP TO NON-GAAP NET LOSS RECONCILIATION
(Unaudited – in thousands, except per share data)

	Quarter Ended
	June 24, 2011	June 25, 2010

GAAP net loss	$(8,420)	$(8,210)
Stock based compensation expense:
Cost of product revenue	77	104
Cost of service and other revenue	48	95
Sales and marketing	227	390
Research and development	317	508
General and administrative	214	349
Restructure related:
General and administrative, accretion of discount on future cash flows from subleases	14	38
Non-GAAP net loss	$(7,523)	$(6,726)
Non-GAAP net loss per share data:
Basic and diluted	$(0.25)	$(0.23)
Common and common equivalent shares:
Basic and diluted	30,316	29,634